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                                                                    Exhibit 23.5
                                                                    ------------

                          Consent of Petroleum Engineer

The Board of Directors of
Pure Resources, Inc.

As a petroleum engineer, I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48346, 333-37868, and 333-37870), the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-34970) and the Registration Statement on Form S-4 (No. 333-34970) of Pure Resources, Inc., of estimates of reserves prepared by the petroleum engineering staff at Union Oil Company of California and certified by me, included in this Annual Report on Form 10-K.


/s/ Gary M. Dupriest
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Gary M. Dupriest, Vice President - Operations
Pure Resources, Inc.

March 14, 2002